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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated August 31, 1999, included in this annual report on Form 10-K into the Company's previously filed: Form S-8 Registration Statement File No. 33-22485 and Form S-3 Registration Statement File No. 33-22485.



                                               /s/ Arthur Andersen LLP

                                               ARTHUR ANDERSEN LLP


Lancaster, PA
 September 23, 1999